EXHIBIT 99.3

For Immediate Release

CONTACTS


JAMES M. KRATOCHVIL
Chief Financial Officer
Berry Plastics Corporation
(812) 424-2904


Jeanne Carr
MacKenzie Partners, Inc.
(212) 929-5500



    BERRY PLASTICS RECEIVES CONSENTS FROM HOLDERS OF A MAJORITY OF THE
                           AGGREGATE OUTSTANDING
                  12 1/2 % SENIOR SECURED NOTES DUE 2006,
               12 1/4 % SENIOR SUBORDINATED NOTES DUE 2004,
         12 1/4 % SERIES B SENIOR SUBORDINATED NOTES DUE 2004, AND
                  11% SENIOR SUBORDINATED NOTES DUE 2007

   AND EXTENDS THE EXPIRATION TIME FOR THE OFFERS AND SOLICITATIONS WITH
                              RESPECT TO THE
                  12 1/2 % SENIOR SECURED NOTES DUE 2006,
               12 1/4 % SENIOR SUBORDINATED NOTES DUE 2004,
         12 1/4 % SERIES B SENIOR SUBORDINATED NOTES DUE 2004, AND
                  11% SENIOR SUBORDINATED NOTES DUE 2007

             AND ANNOUNCES TOTAL CONSIDERATION WITH RESPECT TO
                  11% SENIOR SUBORDINATED NOTES DUE 2007


Evansville, Indiana, June 24, 2002 /PRNewswires/ --Berry Plastics Corporation ("BPC") and its parent company, BPC Holding Corporation ("Holding," and together with BPC, "Berry Plastics"), announced today that they have received valid and unrevoked tenders from registered holders representing at least a majority of the aggregate principal amount of each of the outstanding 12 1/2 % Senior Secured Notes issued by Holding and due 2006, CUSIP No. 055930AB7 (the "12 1/2 % Notes"), the outstanding 12 1/4 % Senior Subordinated Notes issued by BPC and due 2004, CUSIP No. 085790AA1 (the "12 1/4 % Notes"), the outstanding 12 1/4 % Series B Senior Subordinated Notes issued by BPC and due 2004, CUSIP No. 085790AF0 (the "12 1/4 % Series B Notes"), and the outstanding 11% Senior Subordinated Notes issued by BPC and due 2007, CUSIP No. 085790AE3 (the "11% Notes," and together with the 12 1/2 % Notes, the 12 1/4 % Notes and the 12 1/4 % Series B Notes, the "Notes"). Berry Plastics also announced today that they have received valid and unrevoked consents to certain proposed amendments to the indentures governing the Notes (the "Indentures") as described in the Statements (as defined below) from registered holders representing at least a majority of the aggregate principal amount of the outstanding Notes with respect to each series of Notes. The consents and tenders are being solicited pursuant to concurrent cash tender offers and consent solicitations (the "Offers") which commenced on June 11, 2002 and were made pursuant to four Purchase Offer and Consent Solicitation Statements (collectively, the "Statements") and their related Letters of Transmittal and Consent, each dated June 11, 2002.

Holders of over a majority of the aggregate principal amounts of the outstanding Notes with respect to each series of Notes having delivered valid consents and tendered their Notes, the Consent Condition (as defined in the Statements) has been satisfied. Therefore, the "Consent Payment Deadline" for each of the Offers will occur at 5:00 PM, New York City time, on Tuesday, June 25, 2002. The Consent Payment Deadline will not be extended. Promptly after the Consent Payment Deadline, Berry Plastics intends to cause the execution of supplemental indentures relating to each series of Notes and reflecting the proposed amendments to the Indentures described in the Statements.

In addition, Berry Plastics announced today that the Expiration Time (as defined in the Statements) for each of the Offers has been extended to 5:00 PM, New York City time, on Wednesday, July 17, 2002. The Offers will expire at the new Expiration Time unless extended to a later date or time or earlier terminated. Holders may tender their Notes and provide consents until the Expiration Time. However, as previously announced, Holders must validly tender their Notes and provide consents (and not withdraw such Notes and consents) prior to the Consent Payment Deadline in order to receive the Consent Payment described in the Statements.

Berry Plastics also announced today the amount of Total Consideration for the 11% Notes (as defined in the relevant Statement). The Total Consideration for the 11% Notes (assuming settlement on July 22, 2002) will equal $1,131.47 per $1,000 principal amount of 11% Notes validly tendered and not revoked (and for which consents to the proposed amendments are given and not revoked) prior to the Consent Payment Deadline and purchased pursuant to the applicable Offer. The Reference Security Yield (as defined in the relevant Statement) in connection with the Total Consideration is equal to 2.125%. The formula for determining the Total Consideration is described in detail in the relevant Statement.

As of 5:00 p.m. on June 24, 2002, the approximate principal amounts of Notes tendered were as follows:
(1) 11% Notes:  $74,000,000 (98.67%);
(2) 12 1/4 % Notes:  $89,133,000 (89.13%);
(3) 12 1/4 % Series B Notes: $24,000,000 (96.00%); and
(4) 12 1/2 % Notes: $124,310,024 (91.60%).

J.P. Morgan Securities Inc. is the Dealer Manager and Solicitation Agent and MacKenzie Partners, Inc. is the Information Agent in connection with the Offers. Information concerning the Offers (including the consent solicitations) can be obtained from J.P. Morgan Securities Inc. at (800) 245-8812 (toll free) or (212) 270-1100 (call collect) or MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or (212) 929-5500 (call collect).

THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF CONSENTS WITH RESPECT TO THE NOTES. THE OFFERS (INCLUDING THE CONSENT SOLICITATIONS) ARE BEING MADE SOLELY BY THE STATEMENTS AND THEIR RELATED LETTERS OF TRANSMITTAL AND CONSENT.

Berry Plastics Corporation is a leading manufacturer and marketer of injection-molded and thermoformed plastic open-top containers, aerosol overcaps, closures, drink cups, and housewares. The company is headquartered in Evansville, Indiana, and, together with its subsidiaries, has plants in Henderson, Nevada; Iowa Falls, Iowa; Charlotte, North Carolina; Lawrence, Kansas; Suffolk, Virginia; Monroeville, Ohio; Woodstock, Illinois; Streetsboro, Ohio; Baltimore, Maryland; Fort Worth, Texas; Norwich, England; Milan, Italy and a sales office in Mexico City, Mexico.

Certain statements and information included in this release constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the companies' SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.




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